UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2018

NEKTAR THERAPEUTICS

 (Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South
San Francisco, California 94158
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements with Certain Officers.

The Board of Directors (the “Board”) of Nektar Therapeutics, a Delaware corporation (the “Company”), previously approved an amendment and restatement of the Nektar Therapeutics 2017 Performance Incentive Plan (the “2017 Plan”), subject to stockholder approval, to increase the available shares under the 2017 Plan, as amended and restated (the “Amended 2017 Plan”), by 10,900,000 shares for a total share reserve of 19,200,000 shares. In addition, the amendment and restatement modified the 2017 Plan to reflect the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended. As disclosed in Item 5.07 of this Current Report on Form 8-K, the Company’s stockholders approved the Amended 2017 Plan at the Annual Meeting of Stockholders of the Company held on June 26, 2018 (the “Annual Meeting”).

The following summary of the Amended 2017 Plan is qualified in its entirety by reference to the text of the Amended 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the Amended 2017 Plan. The Board has delegated general administrative authority for the Amended 2017 Plan to the compensation committee of the Board. The administrator of the Amended 2017 Plan has broad authority under the Amended 2017 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Amended 2017 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), that may be issued or transferred pursuant to awards under the Amended 2017 Plan equals 19,200,000 shares. Shares issued in respect of any “full-value award” granted under the Amended 2017 Plan will be counted against the share limit described in the preceding sentence as 1.50 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of Common Stock under the Amended 2017 Plan, 150 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” means any award granted under the plan other than a stock option or stock appreciation right.

The following other limits are also contained in the Amended 2017 Plan: (1) the maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 19,200,000 shares; (2) the maximum number of shares subject to options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 3,000,000 shares; (3) performance-based awards under Section 5.2 of the Amended 2017 Plan granted to a participant in any one calendar year will not provide for payment of more than (a) in the case of awards payable only in cash and not related to shares, $5,000,000, and (b) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 3,000,000 shares; and (4) the aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of Common Stock that may be paid or granted during any calendar year to any non-employee director shall not exceed $1,200,000 for existing non-employee directors and $2,200,000 for new non-employee directors.

The types of awards that may be granted under the Amended 2017 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Amended 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07          Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2018.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board until the Company’s 2021 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Jeff Ajer	140,999,178	827,183	126,420	13,373,797
Robert B. Chess	137,004,118	4,816,469	132,194	13,373,797
Roy A. Whitfield	134,045,472	7,671,584	235,725	13,373,797

In addition to the directors elected above, R. Scott Greer, Christopher A. Kuebler, Lutz Lingnau, Howard W. Robin, and Dennis L. Winger continue to serve as directors after the Annual Meeting.

Proposal 2

The proposal to approve the Amended 2017 Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 10,900,000 shares to a total share reserve of 19,200,000 shares was approved with approximately 95% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 5% voting against the proposal.

For	Against	Abstain
134,318,917	7,507,246	126,618

Proposal 3

The proposal to ratify the appointment, by the audit committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved with approximately 99% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1% voting against the proposal.

For	Against	Abstain
154,097,408	837,955	391,215

Proposal 4

The proposal to approve the compensation of the Company’s Named Executive Officers, on a non-binding advisory basis, was approved with approximately 92% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 8% voting against the proposal.

For	Against	Abstain
129,678,867	11,907,345	366,569

Item 9.01          Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.1	Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date:	June 27, 2018	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary